UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-K/A

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                    Date of Report:  September 16, 2010
                      Date of Earliest Event Reported)



                         REGENT TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)


          Colorado                 000-09519                84-0807913
(State or other jurisdiction (Commission File No.) (IRS Employer or ID #) of incorporation)


                       5646 Milton Street, Suite 722
                           Dallas, Texas  75206
                 (Address of principal executive offices)


                              (214) 694 2227
           (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[     ]     Written communications pursuant to rule 425 under the Securities
            Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
            Act (17 CFR 240.14a-12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                EXPLANATORY NOTE

This Form 8-K/A is being filed to correct the Item reporting number and date on the EDGAR filing system header.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Regent Technologies, Inc. ("Regent") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Regent's management as well as estimates and assumptions made by Regent's management. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by or on behalf of the Company. The Company and its representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this report and other filings with the Securities and Exchange Commission, reports to the Company's shareholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements, which constitute forward-looking statements, may be made by or on behalf of the Company. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from projections in such forward-looking statements.

In this Form 8-K, references to "we," "our," "us," the "Company," or "Regent" refer to Regent Technologies, Inc., a Colorado corporation.

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Item 1.01.  Entry into Material Definitive Agreement.
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Property TransferAgreement
--------------------------
On September 16, 2010, Regent Technologies, Inc., agreed to the terms of a Property Transfer Agreement (the "Transfer Agreement") with David A. Nelson and Signature Investor Group, LC ("SIG"). Pursuant to the agreed terms of the Transfer Agreement, Mr. Nelson and SIG will transfer to the Company, or its designated subsidiary, certain oil and natural gas property interests (the "Oil and Gas Interests") located in Hill County and Coke County, Texas, plus related oil and gas equipment, permits and licenses in exchange for debt forgiveness and newly issued restricted common stock of Regent in the amount of 13.5 million shares. The Oil and Gas Interests include a 100% working interest and 75% net revenue interest in 66.574 gross acres which are reported by an independent engineering firm to contain non-producing, proven oil and gas reserves of 70.54 thousand barrels of oil. The valuation of the transaction was based primarily on 50% of the future discounted net cash flow (PV-10) amount of approximately $2 million from the wells to be drilled and produced on the leaseholds and the forgiveness of debt in the amount of $72,200.

Upon consummation of the Transfer Agreement (the "Transfer"), Mr. Nelson will own or control approximately 80.3% of the outstanding common stock of the Com-pany. Because the properties will be acquired from, and the consideration will be paid to related parties of the Company, the transaction will be recorded for book and tax purposes at the carryover basis of the related parties.

The parties have agreed to use their reasonable commercial efforts to cause the closing of the Transfer to occur on or prior to September 30, 2010 or as soon thereafter as reasonably practicable, including the execution of all necessary leasehold assignments.

Regent Technologies, Inc. is a technology-focused company that utilizes emerging proprietary technologies to impact the global energy industry. Regent operates through two divisions: Natural Resources and Energy Technology Development. Our vision is to achieve significant results through technology enhancements in both energy development and innovations that support energy production. Our mission is to exploit our proprietary advantages to increase shareholder value while promoting responsible energy now and in the future.

                                       - 2 -

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                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Regis-trant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September 16, 2010

                               REGENT TECHNOLOGIES, INC.


                               By: /s/ David L. Ramsour
                                   ---------------------------------------------
                                       David L. Ramsour
                                       Secretary and Director